Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Quarter 2022 Results

Santa Clara, CA, November 10, 2022, – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of unified data and cloud analytics for the semiconductor ecosystem, today announced financial results for its third quarter ended September 30, 2022.

Highlights of Third Quarter 2022 Financial Results

●	Record total revenues of $39.9 million, up 35% over last year’s comparable quarter
●	GAAP gross margin of 69% and Non-GAAP gross margin of 72%
●	GAAP diluted earnings per share (EPS) of $0.04 and non-GAAP diluted EPS of $0.20

Total revenues for the third quarter of 2022 were $39.9 million, compared to $34.7 million for the second quarter of 2022 and $29.6 million for the third quarter of 2021. Analytics revenue for the third quarter of 2022 was $32.9 million, compared to $31.1 million for the second quarter of 2022 and $27.2 million for the third quarter of 2021. Integrated Yield Ramp revenue for the third quarter of 2022 was $7.0 million, compared to $3.6 million for the second quarter of 2022 and $2.4 million for the third quarter of 2021.

GAAP gross margin for the third quarter of 2022 was 69%, compared to 65% for the second quarter of 2022 and 63% for the third quarter of 2021.

Non-GAAP gross margin for the third quarter of 2022 was 72%, compared to 69% for the second quarter of 2022 and 66% for the third quarter of 2021.

On a GAAP basis, net income for the third quarter of 2022 was $1.4 million, or $0.04 per basic and diluted share, compared to a net loss of $1.1 million, or ($0.03) per basic and diluted share, for the second quarter of 2022, and net loss of $2.4 million, or ($0.06) per basic and diluted share, for the third quarter of 2021.

Non-GAAP net income for the third quarter of 2022 was $7.6 million, or $0.20 per diluted share, compared to a non-GAAP net income of $4.3 million, or $0.11 per diluted share, for the second quarter of 2022, and non-GAAP net income of $2.4 million, or $0.06 per diluted share, for the third quarter of 2021.

Cash, cash equivalents and short-term investments at September 30, 2022, were $116.1 million, compared to $140.2 million at December 31, 2021, a decrease of $24.1 million, primarily due to the $22.5 million of share repurchases during the nine months ended September 30, 2022. Cash provided by operating activities was $1.4 million for the third quarter of 2022.

Financial Outlook and Recent Accomplishments

There are challenges in the semiconductor environment, in part due to geopolitical factors, and no business is immune to macro and regulatory headwinds. Despite these challenges, the Company expects full year 2022 total revenue growth to approach 30% on a year over year basis. Backlog at the end of the year is expected to be strong, in part due to strong bookings in the fourth quarter that have already exceeded $100.0 million, which will be recognized as revenue over multiple years.

“We are proud of our performance in 2022 to date and believe we are positioned well to deliver long-term value to our stockholders. We are continuing to evaluate our 2023 targets and will provide an update at the beginning of next year, consistent with past practice,” said John Kibarian, CEO and President.

PDF Solutions® Reports Third Quarter 2022 Results

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the call, please dial (866) 580-3963 within the United States and Canada, or +1 (786) 697-3501 outside of the United States and Canada. The participant passcode for the call is 9972043. The teleconference will also be webcast simultaneously on the company’s website at http://ir.pdf.com/webcasts. A replay of the webcast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Third Quarter 2022 Financial Commentary Available Online

A Management Report reviewing the Company’s third quarter 2022 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports Third Quarter 2022 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income excludes the effects of certain non-recurring items, including expenses related to an arbitration proceeding for a disputed contract with a customer, stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for full year 2022 and expected revenue from new bookings, that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the impact of rising inflation; the provision of technology and services prior to the execution of a final contract; the continuing impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or supply and demand for the Company’s products; the time required of the Company’s executive management for, and the expenses related to, as well as the success of the Company’s strategic growth opportunities and partnerships, including its partnership with Advantest Corporation; our ability to successfully integrate the acquired businesses and technologies; whether we can successfully convert our backlog into revenue; customers’ production volumes under contracts that provide Gainshare royalties; the potential for export controls that could impact our sales in China; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Third Quarter 2022 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	September 30,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$93,728	$27,684
Short-term investments	22,357	112,542
Accounts receivable, net	54,981	40,087
Prepaid expenses and other current assets	9,463	8,194
Total current assets	180,529	188,507
Property and equipment, net	38,740	35,295
Operating lease right-of-use assets, net	6,022	5,408
Goodwill	14,123	14,123
Intangible assets, net	18,934	21,239
Deferred tax assets, net	16	75
Other non-current assets	7,611	9,121
Total assets	$265,975	$273,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,186	$5,554
Accrued compensation and related benefits	12,652	9,495
Accrued and other current liabilities	6,472	3,328
Operating lease liabilities ‒ current portion	1,448	1,758
Deferred revenues ‒ current portion	26,461	23,691
Billings in excess of recognized revenues	183	—
Total current liabilities	52,402	43,826
Long-term income taxes payable	2,348	2,656
Non-current operating lease liabilities	6,074	5,258
Non-current portion of deferred revenues	1,948	2,443
Total liabilities	62,772	54,183

Stockholders’ equity:
Common stock and additional paid-in-capital	441,711	423,075
Treasury stock at cost	(132,966)	(104,705)
Accumulated deficit	(101,633)	(97,721)
Accumulated other comprehensive loss	(3,909)	(1,064)
Total stockholders’ equity	203,203	219,585
Total liabilities and stockholders’ equity	$265,975	$273,768

PDF Solutions® Reports Third Quarter 2022 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

Revenues:
Analytics	$32,879	$31,117	$27,194	$94,422	$66,165
Integrated yield ramp	6,981	3,551	2,361	13,604	15,009
Total revenues	39,860	34,668	29,555	108,026	81,174

Costs and Expenses:
Costs of revenues	12,545	12,042	11,070	36,116	32,518
Research and development	14,303	13,374	10,657	41,766	32,562
Selling, general and administrative	12,005	9,770	9,609	32,614	28,482
Amortization of acquired intangible assets	318	314	314	946	942
Interest and other expense (income), net	(1,511)	(991)	(194)	(2,812)	(391)
Income (loss) before income taxes	2,200	159	(1,901)	(604)	(12,939)
Income tax expense	815	1,306	506	3,308	1,549
Net income (loss)	$1,385	$(1,147)	$(2,407)	$(3,912)	$(14,488)

Net income (loss) per share:
Basic	$0.04	$(0.03)	$(0.06)	$(0.10)	$(0.39)
Diluted	$0.04	$(0.03)	$(0.06)	$(0.10)	$(0.39)

Weighted average common shares used to calculate net income (loss) per share:
Basic	37,226	37,028	37,221	37,285	37,067
Diluted	38,054	37,028	37,221	37,285	37,067

PDF Solutions® Reports Third Quarter 2022 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

GAAP
Total revenues	$39,860	$34,668	$29,555	$108,026	$81,174
Costs of revenues	12,545	12,042	11,070	36,116	32,518
GAAP gross profit	$27,315	$22,626	$18,485	$71,910	$48,656
GAAP gross margin	69%	65%	63%	67%	60%

Non-GAAP
GAAP gross profit	$27,315	$22,626	$18,485	$71,910	$48,656
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	854	655	670	2,237	1,860
Amortization of acquired technology	553	553	454	1,660	1,525
Non-GAAP gross profit	$28,722	$23,834	$19,609	$75,807	$52,041
Non-GAAP gross margin	72%	69%	66%	70%	64%

PDF Solutions® Reports Third Quarter 2022 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021

GAAP net income (loss)	$1,385	$(1,147)	$(2,407)	$(3,912)	$(14,488)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	5,136	3,872	3,363	14,561	9,474
Amortization of acquired technology	553	553	454	1,660	1,525
Amortization of other acquired intangible assets	318	314	314	945	942
Expenses of arbitration (1)	556	36	341	1,043	1,194
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	(373)	664	334	1,228	1,552
Non-GAAP net income	$7,575	$4,292	$2,399	$15,525	$199

GAAP net income (loss) per diluted share	$0.04	$(0.03)	$(0.06)	$(0.10)	$(0.39)
Non-GAAP net income per diluted share	$0.20	$0.11	$0.06	$0.41	$0.01

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	38,054	37,028	37,221	37,285	37,067
Weighted average common shares used in Non-GAAP net income per diluted share calculation	38,054	37,615	37,916	38,082	37,723

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or R&D credits after valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative Non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTA on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its US DTAs on a non-GAAP basis.